Exhibit 99.1
Oasis Petroleum Inc. Announces Pricing of $400 Million Offering of Senior Notes
Houston, Texas — October 27, 2011 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) announced today that it has priced an offering of $400 million aggregate principal amount of senior unsecured notes due 2021. The notes will bear interest at a rate of 6.5% per annum and will be issued at par. The size of the offering was increased from the previously announced $300 million to $400 million. The offering is expected to close on November 10, 2011, subject to customary closing conditions. The senior unsecured notes will be jointly and severally guaranteed on a senior unsecured basis by all of the Company’s existing material subsidiaries and certain future subsidiaries. Oasis intends to use the net proceeds from the offering to fund its exploration, development and acquisition program and for general corporate purposes.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, the Company’s senior unsecured notes due 2021 or any other securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and BNP Paribas Securities Corp. are acting as joint book-running managers for the senior unsecured notes offering. The offering is being made pursuant to an effective shelf registration statement on file with the U.S. Securities and Exchange Commission. The offering of senior notes is being made only by means of a prospectus and prospectus supplement. A copy of the preliminary prospectus supplement and related base prospectus may be obtained from the SEC’s website at www.sec.gov. Alternatively, the underwriters will provide copies upon request to J.P. Morgan Securities LLC, Attn: Broadridge Financial Solutions. 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: (866) 803-9204; Wells Fargo Securities, LLC, Attn: Client Support, 550 South Tryon Street, 7th Floor MAC D1086-070, Charlotte, NC 28202, Telephone: (800) 326-5897, Email: cmclientsupport@wellsfargo.com; and BNP Paribas Securities Corp., Attn: Syndicate Desk, 787 Seventh Avenue, New York, NY 10019, Telephone: (800) 854-5674.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin.
Contact:
Oasis Petroleum Inc.
Richard Robuck, (281) 404-9600
Director — Investor Relations